                                                                    EXHIBIT 23.6

                          CONSENT OF PROPOSED DIRECTOR

      Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), I hereby consent to the references to my name appearing in the Registration Statement on Form S-1 and all subsequent amendments and in the accompanying prospectus forming a part thereof relating to the initial public offering of shares of common stock of Great Wolf Resorts, Inc.


                                         /s/ Michael M. Knetter
                                         ---------------------------------------
                                         Michael M. Knetter

August 9, 2004